UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2021 (November 1, 2021)

MARIZYME, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27237	82-5464863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Heritage Drive, Suite 205, Jupiter, Florida	33458
(Address of principal executive offices)	(Zip Code)

(925) 400-3123
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable.

Item 1.01 Entry into a Material Definitive Agreement.

On November 1, 2021, Marizyme, Inc. (“Marizyme”) entered into a definitive arrangement agreement (the “Arrangement Agreement”) with Health Logic Interactive Inc. (“HLII”) pursuant to which it will acquire My Health Logic Inc., a wholly-owned subsidiary of HLII (the “Acquisition”).

The Transaction will be effected by way of a plan of arrangement under the Business Corporations Act (British Columbia). In connection with the plan of arrangement, Marizyme will issue 4,370,000 shares of Marizyme common stock to HLII (“Initial Share Consideration”). Subsequently, Marizyme will issue 230,000 additional shares of its common stock to HLII (“Holdback Share Consideration”). The Initial Share Consideration will immediately be distributed by HLII to its shareholders on a pro rata basis. The Holdback Share Consideration will be administered and released to HLII in accordance with the terms of the Arrangement Agreement. Upon closing, My Health Logic Inc. will be a wholly-owned subsidiary of Marizyme.

The Arrangement Agreement provides that HLII is subject to non-solicitation provisions, but HLII may exercise its “fiduciary out” in respect of a superior proposal. If such an occasion occurs, the Arrangement Agreement provides that HLII will pay Marizyme $3,000,000 as liquidated damages and reimbursement of the expenses incurred by Marizyme in connection with the Acquisition. In addition, two members of HLII will be appointed to the board of directors of Marizyme, to hold such position until the first annual general meeting of Marizyme that occurs following the closing of the Acquisition. On closing of the Acquisition, David Barthel will be appointed Chief Executive Officer of Marizyme and will cease his position as Chief Executive Officer of HLII.

The Acquisition is subject to, among other things, the approval of the Supreme Court of British Columbia, the approval of the NEX board of the TSX Venture Exchange, and requires the approval of at least two-thirds of the votes cast by HLII shareholders at the upcoming annual and special meeting of HLII shareholders.

My Health Logic Inc. is developing and commercializing consumer focused handheld point-of-care diagnostic devices that connect to patients’ smartphones and digital continued care platforms. My Health Logic Inc. plans to use its patent pending lab-on-chip technology to provide rapid results and facilitate the transfer of that data from the diagnostic device to the patient’s smartphone. My Health Logic Inc. expects this data collection will allow it to better assess patient risk profiles and provide better patient outcomes. My Health Logic Inc.’s mission is to empower people with the ability to get early detection anytime, anywhere with actionable digital management for chronic kidney disease.

The above description of the Arrangement Agreement is only a summary of its material terms and is qualified in its entirety by the full Arrangement Agreement, a copy of which is attached hereto as Exhibit 2.1.*

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit
2.1	Arrangement Agreement, dated as of November 1, 2021, among Health Logic Interactive Inc., Marizyme, Inc. and My Health Logic Inc.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Marizyme, Inc. agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Marizyme, Inc. has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 5, 2021	MARIZYME, INC.

		By:	/s/ Dr. Vithalbhai Dhaduk
Dr. Vithalbhai Dhaduk
Interim Chief Executive Officer

3